SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.



                               FORM 8-K/A



                             CURRENT REPORT


                 Pursuant to Section 10 or 15(d) of the
                     Securities Exchange Act of 1934



                              JULY 31, 2000
            ------------------------------------------------
            Date of Report (date of earliest event reported)


                        HOST AMERICA CORPORATION
          -----------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)


          COLORADO               0-16196             06-1168423
----------------------------  ------------     ----------------------
(State or Other Jurisdiction   (Commission         (IRS Employer
of Incorporation              File Number)     Identification Number)


                              TWO BROADWAY
                       HAMDEN, CONNECTICUT  06518
                 ---------------------------------------
                 (Address of Principal Executive Offices
                           Including Zip Code)


                             (203) 248-4100
                     -------------------------------
                     (Registrant's telephone number,
                          including area code)


                             NOT APPLICABLE
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits
          ---------------------------------


          (a)  Financial Statements of Lindley Food Services Corporation.




                          LINDLEY FOOD SERVICE
                               CORPORATION

                          FINANCIAL STATEMENTS
                      AS OF MARCH 31, 2000 AND 1999







                              TOGETHER WITH

                      INDEPENDENT AUDITORS' REPORT

                    LINDLEY FOOD SERVICE CORPORATION

                            TABLE OF CONTENTS




                                                                     Page
                                                                     ----

INDEPENDENT AUDITORS' REPORT                                          4

FINANCIAL STATEMENTS

     Balance Sheets                                                   5

     Statements of Income                                             6

     Statements of Changes in Stockholders' Equity                    7

     Statements of Cash Flows                                         8

     Notes to Financial Statements                                    9

                      INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Lindley Food Service Corporation

We have audited the accompanying balance sheets of Lindley Food Service Corporation (the Company) as of March 31, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lindley Food Service Corporation as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



     /s/  DiSanto Bertoline & Company, P.C.

Glastonbury, Connecticut
August 18, 2000

                    LINDLEY FOOD SERVICE CORPORATION
                             BALANCE SHEETS
                         MARCH 31, 2000 AND 1999

                                 ASSETS

                                                       2000                1999
                                                   ------------        ------------
CURRENT ASSETS
  Cash and cash equivalents                        $   341,653         $   597,534
  Accounts receivable, net of allowance for
    doubtful accounts of $13,000 and $14,000
    at March 31, 2000 and 1999, respectively         1,307,707           1,387,030
  Inventory                                            190,958             160,459
  Due from officers/directors                           13,317                 -
  Prepaid expenses and other                            27,706              27,313
                                                   -----------         -----------
          Total current assets                       1,881,341           2,172,336

PROPERTY AND EQUIPMENT, net                            333,396             300,828

OTHER ASSETS                                            11,126              62,341
                                                   -----------         -----------
                                                   $ 2,225,863         $ 2,535,505
                                                   ===========         ===========


                  LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Demand note payable                              $   175,000         $       -
  Current portion of long-term debt                     38,993              36,420
  Obligations under capital lease                        6,881               6,850
  Accounts payable                                     547,781             873,139
  Accrued expenses and other                           231,468             226,116
  Due to officers/directors                                -               154,020
                                                   -----------         -----------
          Total current liabilities                  1,000,123           1,296,545

OTHER LIABILITIES
  Long-term debt, less current portion
    included above                                     385,630             423,684
  Obligations under capital lease, less current
    portion included above                                 573                 -
  Deferred income taxes                                 22,000              15,000
                                                   -----------         -----------
          Total other liabilities                      408,203             438,684

STOCKHOLDERS' EQUITY
  Preferred stock, 12% non-cumulative,
    $1,000 par value; 10,000 shares authorized         300,000             300,000
  Common stock, no par value; 1,000 shares
    authorized                                           1,000               1,000
  Retained earnings                                    516,537             499,276
                                                   -----------         -----------
          Total stockholders' equity                   817,537             800,276
                                                   -----------         -----------
                                                   $ 2,225,863         $ 2,535,505
                                                   ===========         ===========

          The accompanying notes are an integral part of these
                          financial statements.

                    LINDLEY FOOD SERVICE CORPORATION
                          STATEMENTS OF INCOME
               FOR THE YEARS ENDED MARCH 31, 2000 AND 1999






                                                       2000                1999
                                                   ------------        ------------
NET REVENUES                                       $ 8,415,753         $ 7,518,625

COST OF GOODS SOLD                                   4,252,574           3,785,416
                                                   -----------         -----------

     Gross profit                                    4,163,179           3,733,209

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         3,990,135           3,434,036
                                                   -----------         -----------

     Income from operations                            173,044             299,173

OTHER INCOME (EXPENSE)
  Other, net                                             6,934               9,810
  Interest expense                                     (66,717)            (70,112)
                                                   -----------         -----------
                                                       (59,783)            (60,302)
                                                   -----------         -----------

     Income before provision for income taxes          113,261             238,871

PROVISION FOR INCOME TAXES                              45,000             105,000
                                                   -----------         -----------

     Net income                                    $    68,261         $   133,871
                                                   ===========         ===========









          The accompanying notes are an integral part of these
                          financial statements.

                    LINDLEY FOOD SERVICE CORPORATION
              STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED MARCH 31, 2000 AND 1999





                          Preferred Stock            Common Stock
                       ---------------------    ---------------------                      Total
                          Shares                   Shares                  Retained     Stockholders'
                       Outstanding   Amount     Outstanding   Amount       Earnings        Equity
                       -----------  --------   ------------  --------      ---------    -------------
Balance, March 31, 1998     300     $ 300,000       300      $ 1,000        $ 401,405   $ 702,405

Dividends                   -             -         -            -            (36,000)    (36,000)

Net income                  -             -         -            -            133,871     133,871
                        -------     ---------    ------      -------        ---------   ---------

Balance, March 31, 1999     300       300,000       300        1,000          499,276     800,276

Dividends                   -             -         -            -            (51,000)    (51,000)

Net income                  -             -         -            -             68,261      68,261
                        -------     ---------    ------      -------        ---------   ---------

Balance, March 31, 2000     300     $ 300,000       300      $ 1,000        $ 516,537   $ 817,537
                        =======     =========    ======      =======        =========   =========



          The accompanying notes are an integral part of these
                          financial statements.

                    LINDLEY FOOD SERVICE CORPORATION
                        STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 2000 AND 1999


                                                       2000                1999
                                                   ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $    68,261         $   133,871
  Adjustments to reconcile net income to net cash
  (used in) provided by operating activities
    Depreciation and amortization                       44,976              45,120
    Deferred income taxes                                7,000               4,000
    Loss on abandonment of assets                          -                 1,103
  Changes in operating assets and liabilities:
      Decrease (increase) in accounts receivable        79,323            (223,929)
      Decrease (increase) in other assets               51,215              (2,581)
      (Increase) decrease in prepaid expenses and
       other                                              (393)              6,824
      (Decrease) increase in accrued expenses and
       other                                            (9,648)            117,729
      Increase in inventory                            (30,499)            (58,282)
      (Decrease) increase in accounts payable         (325,358)            563,197
                                                   -----------         -----------
    Net cash (used in) provided by
     operating activities                             (115,123)            587,052
                                                   -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                  (63,782)            (63,681)
                                                   -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from demand note payable                    175,000                 -
  Repayments of obligations under capital lease        (13,158)            (12,721)
  Principal payments on long-term debt                 (35,481)            (82,263)
  Payment of dividends                                 (36,000)            (36,000)
  (Decrease) increase in due to/from
   officers/directors                                 (167,337)            137,520
                                                   -----------         -----------
    Net cash (used in) provided by
     financing activities                              (76,976)              6,536
                                                   -----------         -----------

NET (DECREASE) INCREASE IN CASH AND
 CASH EQUIVALENTS                                     (255,881)            529,907

CASH AND CASH EQUIVALENTS, beginning of year           597,534              67,627
                                                   -----------         -----------

CASH AND CASH EQUIVALENTS, end of year             $   341,653         $   597,534
                                                   ===========         ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest                                       $    66,717         $    70,112
    Income taxes                                        53,640             106,496
  Non cash investing and financing activities
    Property and equipment acquired through assumption
      of obligations under capital lease                12,179                 -
    Dividends declared                                  15,000                 -

          The accompanying notes are an integral part of these
                          financial statements.

                    LINDLEY FOOD SERVICE CORPORATION
                      NOTES TO FINANCIAL STATEMENTS
                         MARCH 31, 2000 AND 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          NATURE OF OPERATIONS

          Lindley Food Service Corporation (the Company) is engaged in manufacturing meals under various governmental programs which are sold to customers generally in the Southern New England region.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

          CASH EQUIVALENTS

          For the purpose of the statement of cash flows, the Company defines cash equivalents as highly liquid instruments with an original maturity of three months or less. The Company had cash equivalents totaling $338,378 and $195,783 at March 31, 2000 and 1999, respectively, that consisted of an overnight investment account.

          INVENTORY

          Inventory consists primarily of food supplies and is stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

          PROPERTY AND EQUIPMENT

          Property and equipment is stated at cost. Upon retirement or disposition of depreciable properties, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations. Depreciation and amortization are computed by applying the straight-line method over the estimated useful lives of the related assets, which range from three to ten years.

          Maintenance, repairs and minor renewals are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized.

          REVENUE RECOGNITION

          The Company's revenue is recognized upon delivery of meals to customers.

                    LINDLEY FOOD SERVICE CORPORATION
                NOTES TO FINANCIAL STATEMENTS (Continued)
                         MARCH 31, 2000 AND 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          INCOME TAXES

          The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

NOTE 2 -  FINANCIAL INSTRUMENTS

          CONCENTRATIONS OF CREDIT RISK

          The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

          * Cash and cash equivalents - The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company had cash balances on deposit with banks at March 31, 2000 and 1999 that exceeded federal depository insurance limits by $262,648 and $120,576, respectively.

          * Accounts receivable - The Company grants credit to its customers, substantially all of whom are provided full service meal programs. Five major customers comprised 55% and 57% of accounts receivable as of March 31, 2000 and 1999, respectively. Net revenues from individual customers which exceeded ten percent of total net revenues during the years ended March 31, 2000 and 1999 aggregated 43% (3 customers) and 44% (3 customers), respectively. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Such losses have been within management's expectations.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

          Statement of Financial Accounting Standards (SFAS) No. 107, FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of the fair value of financial instruments for which the determination of fair value is practicable. SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                    LINDLEY FOOD SERVICE CORPORATION
                NOTES TO FINANCIAL STATEMENTS (Continued)
                         MARCH 31, 2000 AND 1999


NOTE 2 -  FINANCIAL INSTRUMENTS (Continued)

          FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

          The carrying amount of the Company's financial instruments approximates their fair value as outlined below:

          * Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses - The carrying amounts approximate their fair value because of the short maturity of those instruments.

          * Demand note payable, long-term debt and obligations under capital lease - The carrying amount approximates fair value as the interest rates on the various notes approximate the Company's incremental borrowing rate.

          The Company's financial instruments are held for other than trading purposes.

NOTE 3 -  PROPERTY AND EQUIPMENT

          A summary of property and equipment is as follows:

                                                       2000           1999
                                                      ------         ------


             Equipment and fixtures                  $576,955       $503,046
             Vehicles                                 104,522        104,522
             Leasehold improvements                   225,652        225,652
                                                     --------       --------
                                                      907,129        833,220
             Less: accumulated depreciation and
               amortization                           573,733        532,392
                                                     --------       --------
                                                     $333,396       $300,828
                                                     ========       ========

          Depreciation and amortization expense for the years ended March 31, 2000 and March 31, 1999 totaled $44,976 and $45,120, respectively.

NOTE 4 -  DEMAND NOTE PAYABLE

          The Company has a line of credit with a bank which provides for maximum borrowings of $400,000. Interest is payable monthly on amounts outstanding at the bank's prime rate plus 1% (10% at March 31, 2000). Borrowings outstanding at March 31, 2000 and 1999 totaled $175,000 and $0, respectively.

          The demand note and the term note payable (SEE NOTE 5) are collateralized by substantially all assets of the Company and personally guaranteed by the officers.

                    LINDLEY FOOD SERVICE CORPORATION
                NOTES TO FINANCIAL STATEMENTS (Continued)
                         MARCH 31, 2000 AND 1999

NOTE 5 -  LONG-TERM DEBT

          Long-term debt consists of the following as of March 31, 2000 and 1999:

                                                              2000                1999
                                                             ------              ------

          Term note payable to bank at 9.34% interest,
          payable in monthly installments of principal
          and interest totaling $6,462, final payment due
          December, 2007. The loan is guaranteed by the
          U.S. Small Business Administration (SBA).        $424,623            $460,104

          Less: current portion                              38,993              36,420
                                                           --------            --------
                                                           $385,630            $423,684
                                                           ========            ========

          Maturities of long-term debt for each of the fiscal years succeeding March 31, 2000 are as follows:

          Year ending March 31,
               2001                                        $ 38,993
               2002                                          42,848
               2003                                          47,088
               2004                                          51,746
               2005                                          56,864
               2006 and thereafter                          187,084
                                                           --------
                                                           $424,623
                                                           ========

NOTE 6 -  LEASE COMMITMENTS

          CAPITAL LEASES

          The following is an analysis of leased property under capital leases by major class. Such property is included in property and equipment in the accompanying balance sheets.

                                                              2000                1999
                                                             ------              ------
            Class of Property
          -------------------
          Equipment and fixtures                           $12,179             $   -
          Vehicles                                          31,195              31,195
                                                           -------             -------
                                                            43,374              31,195
          Less:  accumulated amortization                   26,675              22,211
                                                           -------             -------
                                                           $16,699             $ 8,984
                                                           =======             =======

          Amortization of leased property under capital leases is included in the depreciation and amortization expense disclosed in Note 3.

                    LINDLEY FOOD SERVICE CORPORATION
                NOTES TO FINANCIAL STATEMENTS (Continued)
                         MARCH 31, 2000 AND 1999

NOTE 6 -  LEASE COMMITMENTS (Continued)

          CAPITAL LEASES (Continued)

          Future minimum lease payments under capital leases for each of the fiscal years succeeding March 31, 2000 and the net present value of future minimum lease payments as of March 31, 2000 are as follows:

                 2001                                       $7,498
                 2002                                          578
                                                            ------
          Total future minimum lease payments                8,076
          Amount representing interest                         622
                                                            ------
                                                            $7,454
                                                            ======

          OPERATING LEASES

          The Company has several noncancelable operating leases, for office, production and warehouse facilities, and transportation equipment, which expire over the next five years. Future minimum lease payments under all operating leases with an initial or remaining term greater than one year are as follows:

               Year ending March 31:
                 2001                                       $105,487
                 2002                                         73,589
                 2003                                         50,821
                 2004                                         43,200
                 2005                                         43,200
                                                            --------
                                                            $316,297
                                                            ========

          Rent expense for all operating leases totaled $262,435 and $177,385 for the years ended March 31, 2000 and 1999, respectively.

NOTE 7 -  RELATED PARTY TRANSACTIONS

          On March 1, 1999, the Company entered into a lease for certain land and real property from a partnership owned by the Company's stockholders. On July 1, 2000, the lease was amended to change the term from a two-year commitment to a term that ends on March 31, 2005. Rent expense totaled $36,000 and $30,000 for the years ended March 31, 2000 and 1999, respectively.

          Amounts due (to)/from officers/directors represents note obligations and other transactions between the Company and its President and Secretary and their spouses. The notes carry interest at 12.5%. Total amounts due (to)/from officers/directors totaled $13,317 and ($154,020) as of March 31, 2000 and 1999, respectively.

                    LINDLEY FOOD SERVICE CORPORATION
                NOTES TO FINANCIAL STATEMENTS (Continued)
                         MARCH 31, 2000 AND 1999

NOTE 8 -  INCOME TAXES

          The provision for income taxes consists of the following for the years ending March 31, 2000 and 1999:

                                                       2000           1999
                                                      ------         ------

             Current
               Federal                               $ 31,000       $ 78,000
               State                                    7,000         23,000
             Deferred                                   7,000          4,000
                                                     --------       --------
                                                     $ 45,000       $105,000
                                                     ========       ========

     The significant components of the deferred tax provision are as follows:

                                                       2000           1999
                                                      ------         ------

             Property and equipment, net             $  7,000       $  4,000
                                                     ========       ========

     The components of the net deferred tax accounts as of March 31, 2000 and 1999 are as follows:

                                                       2000           1999
                                                      ------         ------

             Deferred tax liability:
               Property and equipment, net           $ 22,000       $ 15,000
                                                     ========       ========

NOTE 9 -  EMPLOYEE RETIREMENT PLAN

          The Company maintains a profit sharing plan covering substantially all of its employees. Employees are eligible to participate following completion of one year of service and attainment of age twenty-one. Contributions are discretionary each year and for the years ended March 31, 2000 and 1999 totaled $143,975 and $120,000, respectively.

NOTE 10 - SUBSEQUENT EVENT - PURCHASE

          On July 31, 2000, all of the issued and outstanding shares of the Company were purchased by Host America Corporation (Host) of Hamden, Connecticut for $3,7000,000 in cash, 198,122 shares of Host common stock valued at $1,000,000 and the assumption of certain debt of the Company. Host America Corporation specializes in providing full service restaurant and employee dining, special event catering, vending and office coffee service to business and industry accounts located in the Northeast.

                    LINDLEY FOOD SERVICE CORPORATION
                   UNAUDITED CONDENSED BALANCE SHEETS
                         JUNE 30, 2000 AND 1999

                                 ASSETS


                                                       2000                1999
                                                   ------------        ------------
CURRENT ASSETS
  Cash and cash equivalents                        $   111,068         $   368,034
  Accounts receivable, net of allowance for
    doubtful accounts of $13,000 and $14,000
    at June 30, 2000 and 1999, respectively          1,516,784           1,161,690
  Inventory                                            250,008             203,882
  Prepaid expenses and other                           172,781             311,887
                                                   -----------         -----------
          Total current assets                       2,050,641           2,045,493

PROPERTY AND EQUIPMENT, net                            323,619             329,807

OTHER ASSETS                                            11,126              62,341
                                                   -----------         -----------
                                                   $ 2,385,386         $ 2,437,641
                                                   ===========         ===========


                  LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Demand note payable                              $   175,000         $   200,000
  Current portion of long-term debt                     30,157              27,315
  Obligations under capital lease                        4,590              10,925
  Accounts payable                                     471,118             452,335
  Accrued expenses and other                           417,977             474,836
  Dividends payable                                        -                 9,000
                                                   -----------         -----------
          Total current liabilities                  1,098,842           1,174,411

OTHER LIABILITIES
  Long-term debt, less current portion included
   above                                               385,630             430,639
  Obligations under capital lease, less current
   portion included above                                  573                 -
  Deferred income taxes                                 22,000              15,000
                                                   -----------         -----------
          Total other liabilities                      408,203             445,639

STOCKHOLDERS' EQUITY
  Preferred stock, 12% non-cumulative,
    $1,000 par value; 10,000 shares authorized         300,000             300,000
  Common stock, no par value; 1,000 shares authorized    1,000               1,000
  Retained earnings                                    577,341             516,591
                                                   -----------         -----------
          Total stockholders' equity                   878,341             817,591
                                                   -----------         -----------
                                                   $ 2,385,386         $ 2,437,641
                                                   ===========         ===========

NOTE: The above unaudited condensed balance sheets as of June 30, 2000 and 1999 reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the financial position as of the dates presented.

                    LINDLEY FOOD SERVICE CORPORATION
                UNAUDITED CONDENSED STATEMENTS OF INCOME
                    AND CHANGES IN RETAINED EARNINGS
            FOR THE THREE MONTHS ENDED JUNE 30, 2000 AND 1999





                                                       2000                1999
                                                   ------------        ------------
NET REVENUES                                       $ 2,013,733         $ 1,991,008

COST OF GOODS SOLD                                   1,015,928           1,003,484
                                                   -----------         -----------

     Gross profit                                      997,805             987,524

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES           889,340             960,976
                                                   -----------         -----------

     Income from operations                            108,465              26,548

OTHER INCOME (EXPENSE)                                  (6,661)              1,767
                                                   -----------         -----------

     Income before provision for income taxes          101,804              28,315

PROVISION FOR INCOME TAXES                              41,000              11,000
                                                   -----------         -----------

     Net income                                         60,804              17,315

RETAINED EARNINGS, beginning of period                 516,537             499,276
                                                   -----------         -----------

RETAINED EARNINGS, end of period                   $   577,341         $   516,591
                                                   ===========         ===========

NOTE: The above unaudited condensed statements of income and changes in retained earnings for the three months ended June 30, 2000 and 1999 reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations for the interim periods presented.

                    LINDLEY FOOD SERVICE CORPORATION
              UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
            FOR THE THREE MONTHS ENDED JUNE 30, 2000 AND 1999




                                                       2000                1999
                                                   ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $    60,804         $    17,315
  Adjustments to reconcile net income to net cash
    used in operating activities                        11,795               9,656
  Changes in operating assets and liabilities         (303,356)           (258,941)
                                                   -----------         -----------
     Net cash used in operating activities            (230,757)           (231,970)
                                                   -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                   (2,018)            (38,635)
                                                   -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in due to/from
   officers/directors                                   13,317            (154,020)
  Proceeds from demand note payable                        -               200,000
  Repayments of obligations under capital lease         (2,291)             (2,725)
  Principal payments on long-term debt                  (8,836)             (2,150)
                                                   -----------         -----------
     Net cash provided by financing activities           2,190              41,105
                                                   -----------         -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS             (230,585)           (229,500)

CASH AND CASH EQUIVALENTS, beginning of the period     341,653             597,534
                                                   -----------         -----------

CASH AND CASH EQUIVALENTS, end of the period       $   111,068         $   368,034
                                                   ===========         ===========





NOTE: The above unaudited condensed statements of cash flows for the three months ended June 30, 2000 and 1999 reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the cash flows for the interim periods presented.

          (b)  Pro Forma Financial Information.


                 HOST AMERICA CORPORATION AND SUBSIDIARY
                        PRO FORMA BALANCE SHEETS

                                 ASSETS

                                  Historical Financial Statements
                                  -------------------------------
                                      Host         Lindley Food
                                     America         Service
                                   Corporation     Corporation      Pro Forma
                                  June 30, 2000   March 31, 2000   Adjustments      Pro Forma
                                  -------------   --------------   -----------     -----------
CURRENT ASSETS
  Cash and cash equivalents        $ 1,720,407     $   341,653     $(2,054,160)    $     7,900
  Accounts receivable, net             934,202       1,307,707             -         2,241,909
  Inventory                            258,977         190,958             -           449,935
  Due from officers/directors              -            13,317             -            13,317
  Prepaid expenses and other           152,588          27,706             -           180,294
                                   -----------     -----------     -----------     -----------
     Total current assets            3,066,174       1,881,341      (2,054,160)      2,893,355

PROPERTY AND EQUIPMENT, net            670,263         333,396             -         1,003,659

OTHER ASSETS
  Goodwill                                 -               -         4,693,784       4,693,784
  Other                                    -            11,126          25,000          36,126
                                   -----------     -----------     -----------     -----------
                                           -            11,126       4,718,784       4,729,910
                                   -----------     -----------     -----------     -----------
                                   $ 3,736,437     $ 2,225,863     $ 2,664,624     $ 8,626,924
                                   ===========     ===========     ===========     ===========


                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable - line of credit   $       -       $   175,000     $   287,890     $   462,890
  Current portion of long-term debt    145,035          45,874         (38,993)        151,916
  Due to seller                            -              -            118,894         118,894
  Accounts payable                     690,532         547,781             -         1,238,313
  Accrued expenses and other           313,452         231,468             -           544,920
                                   -----------     -----------     -----------     -----------
     Total current liabilities       1,149,019       1,000,123         367,791       2,516,933

OTHER LIABILITIES
  Long-term debt, less current
   portion included above              152,162         385,630       2,114,370       2,652,162
  Other                                    -            22,573             -            22,573
                                   -----------     -----------     -----------     -----------
                                       152,162         408,203       2,114,370       2,674,735

STOCKHOLDERS' EQUITY
  Preferred stock                          700         300,000        (300,000)            700
  Common stock                           1,139           1,000            (802)          1,337
  Additional paid-in capital         7,546,566             -           999,802       8,546,368
  Retained earnings (deficit)       (5,113,149)        516,537        (516,537)     (5,113,149)
                                   -----------     -----------     -----------     -----------
     Total stockholders' equity      2,435,256         817,537         182,463       3,435,256
                                   -----------     -----------     -----------     -----------
                                   $ 3,736,437     $ 2,225,863     $ 2,664,624     $ 8,626,924
                                   ===========     ===========     ===========     ===========


     The accompanying notes are an integral part of these pro forma financial statements.

                 HOST AMERICA CORPORATION AND SUBSIDIARY
                     PRO FORMA STATEMENTS OF INCOME


                                  Historical Financial Statements
                                  -------------------------------
                                      Host         Lindley Food
                                     America         Service
                                   Corporation     Corporation
                                     for the         for the
                                    year ended      year ended      Pro Forma
                                  June 30, 2000   March 31, 2000   Adjustments      Pro Forma
                                  -------------   --------------   -----------     -----------

NET REVENUES                       $13,019,800     $ 8,415,753     $       -       $21,435,553

COST OF GOODS SOLD                  11,652,380       4,252,574             -        15,904,954
                                   -----------     -----------     -----------     -----------

     Gross profit                    1,367,420       4,163,179             -         5,530,599

GENERAL AND ADMINISTRATIVE EXPENSES  2,138,667       3,990,135        (841,653)      5,287,149
                                   -----------     -----------     -----------     -----------

     Income (loss) from operations    (771,247)        173,044         841,653         243,450

OTHER INCOME (EXPENSE)                  97,196         (59,783)         62,087          99,500
                                   -----------     -----------     -----------     -----------

     Income (loss) before provision
      for income taxes                (674,051)        113,261         903,740         342,950

PROVISION FOR INCOME TAXES                 -            45,000           1,000          46,000
                                   -----------     -----------     -----------     -----------

     Net income (loss)             $  (674,051)    $    68,261     $   902,740     $   296,950
                                   ===========     ===========     ===========     ===========

INCOME (LOSS) PER COMMON SHARE     $     (0.59)                                    $      0.22
                                   ===========                                     ===========

WEIGHTED AVERAGE SHARES OUTSTANDING  1,136,712                                       1,334,834
                                   ===========                                     ===========









     The accompanying notes are an integral part of these pro forma financial statements.

                 HOST AMERICA CORPORATION AND SUBSIDIARY
                 NOTES TO PRO FORMA FINANCIAL STATEMENTS


On July 31, 2000, the Host America Corporation (Host) purchased all of the issued and outstanding shares of Lindley Food Service Corporation
(Lindley), plus acquisition costs. The acquisition was partially financed by a $2,500,000 five-year term loan. The acquisition was accounted for using the purchase method of accounting.

The Pro Forma Condensed Financial Statements of the consolidated entity (Company) are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position would have been had such transactions occurred as of the dates indicated. The unaudited Pro Forma Condensed Financial Statements and Notes should be read in conjunction with the Company's Financial Statements and Notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in Host's Annual Report on Form 10KSB for the year ended June 30, 2000.

BASIS OF PRESENTATION OF PRO FORMA FINANCIAL STATEMENTS

The pro forma financial statements include a balance sheet and statement of income as of and for the year ended June 30, 2000 for Host (latest audited financial statements) and as of and for the year ended March 31, 2000 for Lindley (latest audited financial statements). Overall, adjustments were made in the pro forma financial statements to record the acquisition, and to reflect known changes being made in the operations of the business.

In the pro forma balance sheet, the acquisition entry was presented to allocate the purchase price to the assets purchased and the liabilities assumed based upon their fair values at the date of acquisition. In addition, adjustments have been made to reflect the financing assumed on the acquisition date and to record the payment of certain bank debt of Lindley by Host.

In the pro forma statements of income, adjustments were made to reflect decreased expenses for excessive officers' compensation and benefits which are now fixed under employment agreements and certain other administrative expenses to eliminate duplicative expenses. These decreases in expense have been partially offset to reflect the estimated annual amortization expense of goodwill over a 15-year life and the first years interest expense payable to the bank in connection with the financing. These adjustments have been shown net of an estimated income tax effect. Such pro forma amounts are not necessarily indicative of what the actual consolidated results of operations might have been had the acquisitions been effective at the beginning of Host and Lindleys' fiscal years.

The pro forma statements of income do not consider an "Earnout EBITA" provision estimated at $365,000 for the first year following the acquisition since such amount is considered to be nonrecurring. The "Earnout EBITA" was calculated in accordance with the provisions of the purchase agreement utilizing the amounts reflected in the pro forma statements of income.

The weighted average shares outstanding for Host have been adjusted for the purposes of the pro forma financial statements to reflect the total shares issued in connection with the acquisition.

          (c)  Exhibits:


               10.15 Share Purchase Agreement between Host America Corporation, Lindley Food Service Corporation, and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000.*
               10.16 Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Gilbert J. Rossomando, dated August 1, 2000.*
               10.17 Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Mark J. Cerreta, dated August 1, 2000.*
               10.18 Registration Rights Agreement between Host America Corporation and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000.*
_____________________
*previously filed


                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HOST AMERICA CORPORATION


Dated: October 13, 2000       By: /s/ David J. Murphy
                                 --------------------------
                                 David J. Murphy
                                 Chief Financial Officer